UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2017

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
Midland, Virginia 22728
(Address of principal executive offices)

(504) 439-3266
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 are incorporated by reference to this item.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Line of Credit

On November 30, 2017, Smith-Midland Corporation, (the "Company"), completed the refinancing of its matured line of credit with Summit Community Bank for $2,000,000 under substantially the same terms and in the same amount. The loan is collateralized by a first lien position on the Company's accounts receivable and inventory and a second lien position on all other business assets. The interest rate is equal to the Wall Street Journal prime rate with an initial rate of 4.25% and a floor of 3.99% per annum, adjustable every month with interest only payments due on a monthly basis. The loan matures on September 12, 2018. Advances on the line of credit are made at the request of the Company. Currently there have been no advances under the line of credit.

Key provisions of the line of credit require the Company, (i) to obtain bank approval for capital expenditures in excess of $1,500,000 during the term of the loan; (ii) to maintain a minimum tangible equity of $5,000,000; and (iii) to obtain bank approval prior to its funding any acquisition.

The foregoing does not purport to be complete and is qualified in its entirety by reference to the Loan Application, the Commitment Letter and the Promissory Note, copies of which are attached hereto as exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Equipment Purchase Commitment

On November 28, 2017, the Company received a Commitment Letter from Summit Community Bank to provide a guidance line of credit specifically to purchase business equipment in the amount of $1,500,000. The commitment provides for the purchase of equipment with minimum advances of $50,000 for which a promissory note will be executed with a term not to exceed five years and a per annum interest rate calculated at the Wall Street Journal prime rate plus .5%. The loan is collateralized by a first lien position on all equipment purchased under the line. The commitment for the guidance line of credit matures on November 29, 2018. Currently there have been no advances under the Guidance line of credit.

The key provisions of the guidance line of credit are the same as those of the Summit Community Bank line of credit more fully described above.

The foregoing does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter and the Application for the Guidance Line of Credit, copies of which are attached hereto as exhibits 10.4 and 10.5, respectively, and incorporated herein by reference.

Note Payable

On November 30, 2017, the Company completed the refinance of its existing short-term note payable with Summit Community Bank in the amount of $239,232. The loan is collateralized by a 3rd lien position on the Credit Line Deed of Trust of the land described therein in the amount of $239,232. The interest rate is fixed at 3.99% per annum, with interest payments due monthly. The loan matures on May 23, 2018.

The key provisions of the note payable are the same as those of the Summit Community Bank line of credit more fully described above.

The foregoing does not purport to be complete and is qualified in its entirety by reference to the Loan Application, the Commitment Letter and the Promissory Note, copies of which are attached hereto as exhibits 10.6, 10.7and 10.8 respectively, and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.    Exhibit Description

10.1	Loan Application for the line of credit dated September 12, 2017.

10.2	Commitment Letter related to the line of credit dated November 28, 2017.

10.3	Promissory Note for a line of credit, dated October 6, 2017, in the amount $2,000,000 issued by the Company to Summit Community Bank.

10.4	Commitment Letter related to the guidance line of credit dated November 28, 2017.

10.5	Loan Application for the Guidance Line of of Credit dated August 23, 2017.

10.6	Loan Application for the Note Payable secured by the Credit Line Deed of Trust dated August 23, 2017.

10.7	Commitment Letter related to the Note Payable for the acquisition of six acres of land purchased in 2016 dated November 28, 2017.

10.8	Promissory Note for the acquisition of six acres of land purchased in 2016, dated October 6, 2017, in the amount $239,232 issued by the Company to Summit Community Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2017
SMITH-MIDLAND CORPORATION

By: /s/ William A. Kenter
William A. Kenter
Chief Financial Officer